AMENDED AND RESTATED

                                     BY-LAWS
                                       OF
                                BUTTERWINGS, INC.
                          ADOPTED AS OF AUGUST 29, 1995

                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                                BUTTERWINGS, INC.
                                TABLE OF CONTENTS
    Section        Title                                                  Page
    -------        -----                                                  ----
    ARTICLE 1 OFFICES                                                       1
    ARTICLE 2 SHAREHOLDERS                                                  1
        2.1            Annual Meeting                                       1
        2.2            Special Meetings                                     1
        2.3            Place of Meeting                                     1
        2.4            Notice of Meetings                                   1
        2.5            Meeting of All Shareholders                          2
        2.6            Quorum                                               2
        2.7            Manner of Acting                                     2
        2.8            Proxies                                              2
        2.9            Voting of Shares                                     3
        2.10           Voting of Shares by Certain Holders                  4
        2.11           Informal Action by Shareholders                      4
        2.12           Voting by Ballot                                     5

ARTICLE 3 DIRECTORS                                                         5

        3.1            General Powers                                       5
        3.2            Qualification                                        5
        3.3            Number, Tenure and Qualifications                    5
        3.4            Initial Board of Directors                           5
        3.5            Regular Meetings                                     5
        3.6            Special Meetings                                     5
        3.7            Quorum                                               6
        3.8            Manner of Acting                                     6
        3.9            Resignation                                          6
        3.10           Vacancies                                            6
        3.11           Compensation                                         6
        3.12           Presumption of Assent                                6
        3.13           Informal Action By Directors                         7
        3.14           Removal of Directors                                 7

ARTICLE 4 COMMITTEES                                                        7


          4.1              Committees                                       7
          4.2              Committee Rules                                  8
          4.3              Audit Committee                                  8

ARTICLE 5 OFFICERS                                                          8

        5.1            Number and Qualifications                            8
        5.2            Election and Tenn of Office                          9
        5.3            Removal                                              9
        5.4            Vacancies                                            9
        5.5            Bonds                                                9
        5.6            Chairman of the Board                                9
        5.7            President                                            9
        5.8            Vice President                                       9
        5.9            Chief Financial Officer                             10
        5.10           Secretary                                           10
        5.11           Assistant Treasurers and Assistant Secretaries      10
        5.12           Salaries                                            10
        5.13           Repayment                                           11

ARTICLE 6 CONTRACTS, LOANS, CHECKS AND DEPOSITS                            11
          6.1              Contracts                                       11
          6.2              Loans                                           11
          6.3              Checks, Drafts, Etc.                            11
          6.4              Deposits                                        11

ARTICLE 7 ISSUANCE, TRANSFER AND RESTRICTION OF
                SHARES                                                     11

          7.1              Certificates of Shares                          11
          7.2              Cancellation of Certificates                    12
          7.3              Lost, Stolen or Destroyed Certificates          12
          7.4              Transfer of Shares                              12

    ARTICLE 8 FISCAL YEAR                                                  12
    ARTICLE 9 DIVIDENDS                                                    13
    ARTICLE 10 SEAL                                                        13
    ARTICLE 11 WAIVER OF NOTICE                                            14

  ARTICLE 12 INDEMNIFICATION OF OFFICERS, DIRECTORS,
                     EMPLOYEES AND AGENTS; INSURANCE                       14

             12.1            Authorization for Indemnification             14
             12.2            Authorization by Directors, Legal Counsel
                              or Shareholders                              15
             12.3            Repayment                                     15
             12.4            Not Exclusive of Other Rights                 15
             12.5            Insurance                                     15
             12.6            Report to Shareholders                        16
             12.7            Definitions                                   16

      ARTICLE 13 RELATED PARTY TRANSACTIONS                                16
      ARTICLE 14 AMENDMENTS                                                17
      ARTICLE 15 GENDER AND NUMBER                                         17
      CONCLUSION OF BY-LAWS                                                17

                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                                BUTTERWINGS, INC.
                                    ARTICLE I
                                     OFFICES
  The Corporation shall continuously maintain in the State of Illinois a registered office and a registered agent whose office is identical with such registered office. The Corporation may have other offices within or without the State.

                                    ARTICLE 2
                                  SHAREHOLDERS

          2.1 ANNUAL MEETING. The annual meeting of the shareholders shall be held at the office of the Corporation on the 3rd Monday in August each calendar year, for the election of directors and for the transaction of such other business as may be brought before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as convenient.

          2.2 SPECIAL MEETINGS. Special meetings of the shareholders may be called by the President, by the Board of Directors or by the holders of not less than one-fifth (1/5th) of all of the outstanding shares of stock entitled to vote of the Corporation.

          2.3 PLACE OF MEETING. The President, the Board of Directors or those calling the meeting may designate any place, within or without the State of Illinois, as the place of meeting for any annual meeting or for any special meeting called by such parties. A waiver of notice signed by all of the shareholders may designate any place, either within or without the State of Illinois, as the place for the holding of such meeting. If no designation is made or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Illinois, except as otherwise provided in Section 2.4 of this ARTICLE.

          2.4 NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty days (or in a case involving a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty
(20) days nor more than sixty (60) days) before the meeting, either Personally or by mail, by or at the direction of the President, or the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the Corporation with postage thereon prepaid.


     2.5 MEETING OF ALL SHAREHOLDERS. If all of the shareholders shall meet at any time and place, either within or without the State of Illinois, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice and at such meeting any corporate action may be taken.

     2.6 QUORUM. A majority of the outstanding shares of stock of the Corporation, entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders. Provided, however, that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.

     2.7 MANNER OF ACTING. Unless otherwise provided by law or by the Articles of Incorporation of the Corporation, the affirmative vote of a majority of the shares of stock represented at a meeting shall be the act of the shareholders. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

     2.8 PROXIES. A shareholder may appoint a proxy

     2.8.1 To vote or otherwise act for such shareholder by signing an appointment form and delivering it to the person so appointed.

     2.8.2 No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Except as otherwise provided in this Section, every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto. Such revocation may be affected by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by or by attendance at the meeting and voting in person by, the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

     2.8.3 An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest in the shares or in the Corporation generally. By way of example and without limiting the generality of the foregoing, a proxy is coupled with an interest when the proxy appointed is one of the following:


     2.8.3.1 a pledgee;

     2.8.3.2 a person who has purchased or has agreed to purchase the shares;

     2.8.3.3 a creditor of the corporation who has extended it credit under terms requiring the appointment, if the appointment states the purpose for which it was given, the name of the creditor and the amount of credit extended;

     2.8.3.4 an employee of the corporation whose employment contract requires the appointment, if the appointment states the purpose for which it was given, the name of the employee and the period of employment; or

     2.8.3.5 a party to a voting agreement.

     2.8.4 The death or incapacity of a shareholder appointing a proxy does not revoke the proxy's authority unless notice of the death or incapacity is received by the officer or agent who maintains the Corporation's share transfer book before the proxy exercises his or her authority under the appointment.

     2.8.5 An appointment made irrevocable under Subsection 2.8.3 above becomes revocable when the interest in the proxy terminates. (e.g. the pledge is redeemed, the shares are registered in the purchaser's name, the creditor's debt is paid, the employment contract ends or the voting agreement expires.)

     2.8.6 A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if the transferee was ignorant of its existence when the shares were acquired and both the existence of the appointment and its irrevocability were not noted conspicuously on the certificate (or information statement for shares without certificates) representing the shares.

     2.8.7 Unless the appointment of a proxy contains an express limitation on the proxy's authority, the Corporation may accept the proxy's vote or other action as that of the shareholder making the appointment. If the proxy appointed fails to vote or otherwise act in accordance with the appointment, the shareholder is entitled to such legal or equitable relief as is appropriate in the circumstances.

     2.9 VOTING OF SHARES. The shares of stock of the Corporation shall be voted by the shareholders as provided in the Articles of Incorporation of the Corporation and/or the Business Corporation Act of the State of Illinois.

     2.10 VOTING OF SHARES BY CERTAIN HOLDERS. Shares of stock of the Corporation held by the Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time. Shares standing in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the law of the state of incorporation of such corporation. The Corporation may treat the president or other person holding the position of chief executive officer of such other corporation as authorized to vote such shares, together with any other person indicated and any other holder of an office indicated by the corporate shareholder to the corporation as a person or an office authorized to vote such shares. Such persons and offices indicated shall be registered by the Corporation on the transfer books for shares and included in any voting list.

                  Shares standing in the name of a deceased person, a minor ward or an incompetent person under legal disability may be voted by his administrator, executor or court appointed guardian, either in person or by proxy without a transfer of such shares into the name of such administrator, executor or court appointed guardian. Shares registered in the name of a trustee may be voted by him or her, either in person or by proxy.

                  Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

                  A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     2.11 INFORMAL ACTION BY SHAREHOLDERS.

     2.11.1 Any action required to be taken at a meeting of the shareholders or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed (i) if five (5) days prior to notice of the proposed action given in writing to all of the shareholders entitled to vote with respect to the subject matter thereof, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (ii) by all of the shareholders entitled to vote with respect to the subject matter thereof.

     2.11.2 Prompt notice of the taking of the Corporation action without a meeting by less than unanimous written consent shall be given in writing to those shareholders who have not consented in writing.

     2.12 VOTING BY BALLOT. Voting on any question or in any election may he viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

                                    ARTICLE 3
                                    DIRECTORS

     3.1 GENERAL POWERS. The affairs of the Corporation shall be managed by or under a Board of Directors.

     3.2 QUALIFICATION. A minimum of two (2) directors on the Board of Directors shall be independent. For purposes of this Section, "independent" shall mean a person other than an officer or employee of the Corporation or its subsidiaries or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

         3.3 NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the Corporation shall be five (5). The directors shall hold office until the next annual meeting of shareholders or until their successors shall have been elected and qualified. A director need not be a resident of Illinois or a shareholder of the Corporation. The number of directors may be increased or decreased from time to time by the amendment of this Section, but no decrease shall have the effect of shortening the term of any incumbent director. The term of a director elected as a result of an increase in the number of directors expires at the next annual meeting of shareholders.

     3.4 INITIAL BOARD OF DIRECTORS. The initial Board of Directors shall be as set forth in the Articles of Incorporation.

         3.5 REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held without other notice than this by-law, immediately after, and at the same place as the annual meeting of shareholders. The Board of Directors may provide by resolution, the time and place, either within or without the State of Illinois, for the holding of additional regular meetings without other notice than such resolution.

         3.6 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President or by the Secretary on the written request of any director on at least two (2) day's notice to each director and shall be held at such place or places as may be determined by the Board of Directors or as shall be stated in the call of the meeting. Unless otherwise restricted by the Articles of Incorporation or these By-Laws, members of the Board of Directors or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         3.7 QUORUM. A majority of the number of directors fixed in these By-Laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors provided that, if less than such a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time, said adjourned meeting to be held only after at least twenty-four (24) hours' personal or telegraphic notice to all directors.

     3.8 MANNER OF ACTING. The act of the majority of all of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         3.9 RESIGNATION. A director may resign at any time by giving written notice to the Board of Directors, its Chairman or to the President or Secretary of the Corporation. A resignation is effective when the notice is given unless the notice specifies a future date. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date.

         3.10 VACANCIES. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of the shareholders called for that purpose; PROVIDED, HOWEVER, a vacancy arising between meetings of the shareholders by reason of an increase in the number of directors or otherwise may be filled by the Board of Directors. The term of a director elected to fill a vacancy expires at the next annual meeting of shareholders at which his predecessor's term would have expired.

         3.11 COMPENSATION. By the affirmative vote of a majority of the directors then in office, irrespective of any personal interest of any of the members, the Board of Directors may authorize payment to the directors of their expenses, if any, for attendance at each meeting of the Board of Directors and the Board of Directors may establish reasonable compensation for all directors for services to the Corporation as directors, officers or otherwise.

         3.12 PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment of the meeting. Such right to dissent shall be sent by certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         3.13      INFORMAL ACTION BY DIRECTORS.

                   3.13.1 Any action required to be taken at a meeting of the Board of Directors or any other action which may be taken at a meeting of the Board of Directors, or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof or by all the members of such committee, as the case may be.

                   3.13.2 The consent shall be evidenced by one or more written approvals, each of which sets forth the action taken and bears the signature of one or more directors. All the approvals evidencing the consent shall be delivered to the Secretary to be filed in the corporate records. The action taken shall be effective when all the directors have approved the consent unless the consent specifies a different effective date.

                   3.13.3 Any such consent signed by all of the directors or all the members of a committee shall have the same effect as a unanimous vote.

         3.14      REMOVAL OF DIRECTORS.

                   3.14.1 One (1) or more of the directors may be removed, with or without cause, at a meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding shares of stock then entitled to vote at an election of directors, PROVIDED, HOWEVER, no director shall be removed at a meeting of shareholders unless the notice of such meeting shall state that the purpose of the meeting is to vote upon the removal of one or more directors named in the notice. Only the named director or directors may be removed at such meeting.

                                    ARTICLE 4
                                   COMMITTEES

         4.1 COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole board, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation, which to the extent provided in such resolution or these By-Laws shall have and may exercise the powers of the Board of Directors in the management and affairs of the Corporation except as otherwise limited by law. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be deter-mined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         4.2 COMMITTEE RULES. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee.

         4.3 AUDIT COMMITTEE. The Audit committee shall consist of not fewer than three (3) members of the Board of Directors as shall from time to time be appointed by resolution of the Board of Directors, provided however, that a majority of the members of the Audit Committee shall be independent as defined in Section 3.2 of Article 3 hereof. The Audit Committee shall review and, as it shall deem appropriate, recommend to the Board of Directors, internal accounting and financial controls for the Corporation and accounting principles and auditing practices and procedures to be employed in the preparation and review of financial statements of the Corporation. The Audit Committee shall make recommendations to the Board of Directors concerning the engagement of independent public accountants to audit the annual financial statements of the Corporation and the scope of the audit to be undertaken by such accountants. In addition, the Audit Committee will review all potential conflict of interest situations where appropriate. The Audit Committee shall have. to the fullest extent permitted by law, but subject to any specific limitation imposed by the Certificate of Incorporation, these By-Laws or a resolution of the Board of
Directors, all power and authority vested in or retained by the Board of Directors (whether or not the Audit Committee is specifically mentioned in the statute, the provision of the Certificate of Incorporation or these By-Laws, the resolution or any other instrument vesting or retaining any such power or authority), and the Audit Committee may exercise such power and authority in such manner as it shall deem for the best interest of the Corporation in all cases in which specific directions shall not have been given by the Board of Directors. Specifically, the Audit Committee shall have no authority in reference to amending the Certificate of Incorporation; adopting an agreement of merger or consolidation; recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets; recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; amending the by-laws of the Corporation; electing or removing directors or officers of the Corporation or members of the Audit
Committee; declaring dividends; or amending, altering, or repealing any resolution of the Board of Directors which, by its terms, provides that it shall not be amended, altered or repealed by the Audit Committee.

                                    ARTICLE 5
                                    OFFICERS

         5.1 NUMBER AND QUALIFICATIONS. The officers of the Corporation shall be determined and elected by the Board of Directors. Officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors, each to have such authority and to perform such duties in the management of the property and affairs of the Corporation as hereinafter provided. Two or more offices may be held by the same person.

         5.2 ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders'. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Vacancies may be filled or new offices filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election of an officer shall not of itself create contract rights.


         5.3 REMOVAL. Any officer or agent of the Corporation elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         5.4 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         5.5 BONDS. If the Board of Directors by resolution shall so require, any officer or agent of the Corporation shall give bond to the Corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

         5.6 CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the Chairman of the Board of Directors and preside at all meetings of the shareholders and the Board of Directors. The Board of Directors may decide not to elect a Chairman of the Board and in such event the office may remain vacant.

         5.7 PRESIDENT. The President shall be the chief executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. In the absence of the Chairman of the Board, if any, he shall preside at all meetings of the shareholders and of the Board of Directors. He may sign with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     5.8 VICE PRESIDENTS. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, Vice presidents, in the order designated or in the absence of any designation, then in the order of their election) shall perform the duties of the President. Any Vice president may sign with the Secretary or an Assistant Secretary, certificates for shares of the Corporation and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.


         5.9 CHIEF FINANCIAL OFFICER. If required by the Board of Directors, the Chief Financial Officer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation (b) receive and give receipts for monies due and payable to the Corporation from any sources whatsoever and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article 6 of these By-laws and (c) in general perform all duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

         5.10 SECRETARY. The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose, (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law, (c) be custodian of the corporate records, the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws,
(d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder, (e) sign with the President or a Vice President, certificates for shares of stock of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors, (f) have general charge of the stock transfer books of the Corporation, (g) certify the By-Laws, resolutions of the shareholders and Board of Directors and committees thereof and other documents of the Corporation as true and correct copies thereof; and (h) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

         5.11 ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries, as thereunto authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Chief Financial Officer or the Secretary, respectively, or by the President or the Board of Directors.

         5.12 SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

         5.13 REPAYMENT. Any payments made to an officer of the Corporation or to any employee of the Corporation such as salary, commission, bonus, interest, rent, travel or entertainment expenses incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the Corporation to the extent the disallowance results in federal or state income tax to the Corporation. It shall be the duty of the Board of Directors to enforce payment of each such amounts disallowed. In lieu of payment by the officer or employee, subject to the determination of the Board of Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.


                                    ARTICLE 6

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         6.1 CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general and/or confined to specific instances.

         6.2 LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         6.3 CHECKS, DRAFTS, ETC. All checks, drafts or other order for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         6.4 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                    ARTICLE 7
                  ISSUANCE, TRANSFER AND RESTRICTION OF SHARES

         7.1 CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be respectively numbered serially for each class of shares, or series thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof and shall be signed by the President and by the Secretary or as determined by the Board of Directors; provided that such signatures may be facsimile on any certificate countersigned by an independent transfer agent, or countersigned by a transfer clerk and registered by an independent registrar. Each certificate shall exhibit the name of the Corporation, state that the Corporation is organized or incorporated under the laws of the State of Illinois, the name of the person to whom issued, the date of issue, the class (or series of any class) and number of shares represented thereby and the par value of the shares represented thereby or that such shares are without par value.


         A statement of the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class shall be set forth in full or summarized on the face or back of the certificates which the Corporation shall issue, or in lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any shareholder upon request without charge. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors and as shall conform to the rules of any Stock Exchange on which the shares may be listed,

         7.2 CANCELLATION OF CERTIFICATES. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and canceled, except as herein provided with respect to lost, stolen or destroyed certificates.

         7.3 LOST, STOLEN OR DESTROYED CERTIFICATES. Any shareholder who claims that his certificates for shares of stock are lost, stolen or destroyed may make an affidavit or affirmation of that fact and lodge the same with the Secretary of the Corporation, accompanied by a signed application for a new certificate. Thereupon, and as the Board of Directors may require, upon the giving of a satisfactory bond of indemnity to the Corporation not exceeding in amount double the value of the shares represented by such certificate, such value to be determined by the Board of Directors, a new certificate may be issued of the same tenor and representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.

         7.4 TRANSFER OF SHARES. Subject to law, these By-Laws or any other Agreement, shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney, upon the surrender and cancellation of a certificate or certificates for a like number of shares. Upon presentation and surrender of a certificate for shares properly endorsed the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the Corporation, a transfer of shares can be made only on the books of the Corporation and in the manner hereinabove provided, and the Corporation shall be entitled to treat the holder of record of any shares of stock as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the statutes of the State of Illinois.

                                    ARTICLE 8
                                   FISCAL YEAR

         The fiscal year of the Corporation shall be determined by the Board of Directors of the Corporation.

                                    ARTICLE 9

                                    DIVIDENDS

         The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of stock in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                   ARTICLE 10

                                      SEAL

         The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Illinois."

                                   ARTICLE 11

                                WAIVER OF NOTICE

         Whenever any notice is required to be given under the provisions of these By-Laws, under the provisions of the Articles of Incorporation, under the provisions of the Business Corporation Act of the State of Illinois or otherwise, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

                                   ARTICLE 12

                     INDEMNIFICATION OF OFFICERS, DIRECTORS,
                         EMPLOYEES AND AGENTS; INSURANCE

         12.1      AUTHORIZATION FOR INDEMNIFICATION.

                   12.1.1 The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any 'action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to the best interests of the Corporation or with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.


                   12.1.2 The Corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper.

                   12.1.3 To the extent that a director, officer, employee or agent of the Corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Subsections 12. 1. 1 and 12.1.2, or in defense of any claim, issue or matter therein, he may be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         12.2 AUTHORIZATION BY DIRECTORS, LEGAL COUNSEL OR SHAREHOLDERS. Any indemnification under this ARTICLE 12 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection 12. 1. 1 of this ARTICLE 12. Such determination shall be made: (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the shareholders.

         12.3 REPAYMENT. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized by Section 8.75 'of the Illinois Business Corporation Act.

         12.4 NOT EXCLUSIVE OF OTHER RIGHTS. The indemnification provided by this ARTICLE 12 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

         12.5 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 8.75 of the Illinois Business Corporation Act.

     12.6 REPORT TO SHAREHOLDERS. If the Corporation has paid indemnity or has advanced expenses to a director, officer, employee or agent, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

         12.7      DEFINITIONS.

                   12.7.1 For purposes of this ARTICLE 12, references to the "Corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation absorbed in a merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or is or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE 12 with respect to the surviving corporation as he would have with respect to such merging corporation if its separate existence had continued.

                   12.7.2 For purposes of this ARTICLE 12, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries. A person who acted in good faith and in a manner he reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this ARTICLE 12.

                                   ARTICLE 13

                           RELATED PARTY TRANSACTIONS

         Any transaction between the Corporation and an officer, director, 10% shareholder or affiliates, including making any loans or entering into any lease transactions, shall be on terms no less favorable to the Corporation than those that could be obtained from unrelated third parties and the transactions shall be unanimously approved by the Corporation's independent directors.

                                   ARTICLE 14

                                   AMENDMENTS

         The power to make, alter, amend or repeal the By-Laws of the Corporation shall be vested in the Board of Directors or the shareholders, unless reserved solely to the shareholders by the Articles of Incorporation, (but no by-law adopted by the shareholders may be altered, amended or repealed by the Board of Directors.) The By-Laws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or the Articles of Incorporation.

                                   ARTICLE 15

                                GENDER AND NUMBER

         The use of the masculine, feminine or neuter gender and the use of the singular and plural shall not be given the effect of any exclusion or limitation herein; and the use of the word "person" or "party" shall mean and include any individual, trust, corporation, partnership or other entity.

                              CONCLUSION OF BY-LAWS